Exhibit 99.1

XWELL, Inc. Reports Third Quarter 2024 Results

NEW YORK, November 14, 2024 -- XWELL, Inc. (Nasdaq: XWEL) ("XWELL" or the "Company"), an authority in wellness solutions for people on the go, today reported results for the third quarter and nine-month period ended September 30, 2024.

Recent Highlights:

•	XWELL delivered 2024 third quarter revenue growth of approximately 13% from the comparable quarter in 2023. Additionally, for the nine-month period ended September 30, 2024, XWELL delivered revenue growth of approximately 16% from the comparable nine-month period in 2023.

•	XWELL continues to focus on reducing its cost structure and returning to profitability. For the nine-month period ended September 30, 2024, the Company:

o	Reduced cost of sales by approximately 6% when compared with the comparable nine-month period in 2023.

o	Reduced general and administrative expenses by approximately 5% when compared with the comparable nine-month period in 2023.

o	Reduced total operating expenses by approximately 35% when compared with the comparable nine-month period in 2023.

•	In August of 2024, XWELL continued to fuel its future growth plans by executing a registered direct offering resulting in gross proceeds of $1.4 million, which was priced at a premium to market.

“We're pleased with our third quarter and year-to-date performance, marked by the successful implementation of growth and productivity initiatives across our organization,” said Ezra Ernst, CEO of XWELL. “As we focus on achieving healthy, sustainable growth and returning to profitability, we're seeing considerable opportunities across all of our brands. Looking forward, we believe we're well-positioned for a strong 2025, and we remain confident that our consistent strategy execution will benefit our customers, partners, employees, and shareholders.”

XWELL, Inc. Reports Third Quarter 2024 Results

Travel Wellness Portfolio - XpresSpa®

XpresSpa is the leading airport retailer of wellness services and related products. As of September 30, 2024, there were 19 domestic XpresSpa locations and 10 international locations operating, including two XpresSpa locations in Dubai International Airport in the United Arab Emirates, one XpresSpa location in Zayad International Airport in Abu Dhabi, United Arab Emirates, three XpresSpa locations in Schiphol Amsterdam Airport in the Netherlands and four XpresSpa locations in the Istanbul Airport in Turkey.

As previously announced, XpresSpa opened a new location in Philadelphia International Airport (PHL) during the 2024 second quarter. Located in Terminal B near Gate B2, the PHL XpresSpa includes the Company’s new branding as well as innovative offerings including its new Ceragem therapeutic massage and compression beds, Clockwork MiNiCURE and Human Touch automated massages.

Out-of-Airport Wellness Portfolio - Naples Wax Center®

XWELL’s first off-airport brand, Naples Wax Center, is a group of upscale hair removal and aesthetic services boutiques with three locations in Florida. Acquired in mid-September 2023, Naples Wax Center provides core products and service including face and body waxing as well as a range of skincare and cosmetic products from its current three locations.

The Company is in the process of executing additional leases in Florida, forecasting approximately 10 XWELL out-of-airport locations in 2025.

New York City’s Penn Station XpresSpa

Consistent with XWELL’s strategy to extend its footprint into transportation hubs, the Company is executing plans to open an XpresSpa location in New York City’s Penn Station in 2025.

The labor-lite, tech-forward spa will serve commuters, neighborhood locals, and tourists with wellness-focused retail, autonomous massage, and nail care services, enabling seamless and efficient experiences for time-crunched New York City travelers.

Life Sciences & Biosurveillance -- XpresCheck® and HyperPointe™

The Company’s XpresTest, Inc. subsidiary (“XpresCheck”), in collaboration with the Centers for Disease Control and Prevention (“CDC”) and Ginkgo Bioworks (NYSE: DNA), currently operates 7 biosurveillance stations in 6 of the nation’s busiest airports.

XWELL, Inc. Reports Third Quarter 2024 Results

XpresTest, Inc. began conducting bio surveillance monitoring with the Centers for Disease Control and Prevention (CDC) in collaboration with Concentric by Ginkgo BioWorks in 2021. The CDC's Traveler-based Genomic Surveillance (TGS) program is a flexible, multimodal platform that consists of complementary approaches of sample collection from arriving international travelers at U.S. airports, including voluntary nasal swabbing, aircraft wastewater, air monitoring and airport wastewater sampling to enhance early detection of new SARS-CoV-2 variants and other pathogens, and fill gaps in global surveillance.

Additionally, the Company began reporting operating results for HyperPointe within its XpresCheck business. Beginning in June 2020, and following its acquisition by XWELL in January 2022, HyperPointe’s management team and suite of services and technology have been utilized to develop and deploy the technological infrastructure necessary to scale the growth of the XpresCheck business. HyperPointe’s experience in this space continues to play a critical role in the expansion of ongoing biosurveillance efforts created in partnership with Ginkgo BioWorks and the CDC.

Liquidity and Financial Condition

As of September 30, 2024, the Company had approximately $4.4 million of cash and cash equivalents (excluding restricted cash), approximately $11.7 million in marketable securities, total current assets of approximately $19.5 million, and no long-term debt.

On August 8, 2024, the Company closed its registered direct offering priced at a premium to market for the issuance and sale of an aggregate of 652,705 shares of its common stock, par value $0.01 per share, at a purchase price of $2.18 per share. The gross proceeds to the Company from the offering were approximately $1.4 million, before deducting offering expenses payable by the Company. The Company intends to use the net proceeds of this offering for working capital and general corporate purposes.

XWELL, Inc. Reports Third Quarter 2024 Results

Summary Third Quarter 2024 Financial Results

Revenue

Total revenue for the third quarter ended September 30, 2024, was $8.4 million, compared to $7.5 million for the 2023 third quarter.

Revenue for the 2024 third quarter primarily consisted of approximately $4.9 million from XpresSpa locations and Treat locations and approximately $3.1 million from XpresTest, which includes XWELL’s bio-surveillance partnership and its HyperPointe business. Naples Wax Center, which was acquired near the end of the 2023 third quarter, accounted for approximately $0.4 million.

Total Cost of Sales

Total cost of sales for the 2024 third quarter was approximately $6.4 million, compared to approximately $6.4 million for the 2023 third quarter.

Salaries and Benefits; General and Administrative Expenses

Salaries and benefits were approximately $1.9 million, compared to $1.2 million for the 2023 third quarter. The 2023 third quarter included an approximate $1 million Employee Retention Credit (“ERC”), reducing salaries and benefit expenses last year.

General and administrative expenses were approximately $4.5 million, including over $2.0 million related to extraordinary legal expenses, compared to approximately $3.0 million for the 2023 third quarter.

Total Operating Expenses

Total operating expenses were approximately $6.8 million, compared to approximately $13.2 million for the 2023 third quarter.

Operating Loss

The operating loss was approximately $4.8 million, compared with an operating loss of approximately $12.1 million for the 2023 third quarter.

XWELL, Inc. Reports Third Quarter 2024 Results

Net Loss Attributable to XWELL

Net loss attributable to XWELL was approximately $4.8 million, compared to approximately $11.5 million for the 2023 third quarter.

Webcast and Earnings Conference Call

XWELL will host a webcast and conference call at 5:00 pm Eastern Time today. We encourage investors and all interested parties to listen via webcast as there is a limited capacity to access the conference call by dialing 1-412-317-6026.

The live and later archived webcast can be accessed from the Investor Relations section of the Company’s website at http://xwell.com. Visitors to the website should select the “Investors” tab and navigate to the “Events” link to access the webcast.

About XWELL, Inc.

XWELL, Inc. (Nasdaq: XWEL) is a leading global wellness holding company operating multiple brands: XpresSpa®, Treat™, Naples Wax Center®, XpresCheck® and HyperPointe™.

•	XpresSpa is a leading retailer of wellness services and related products.

•	Naples Wax Center is a group of upscale skin care boutiques.

•	XpresCheck, in partnership with the CDC and Concentric by Ginkgo, conducts biosurveillance monitoring in its airport locations to identify new SARS-CoV-2 variants of interest and concern as well as other pathogens entering the country from across the world.

•	HyperPointe is a leading digital healthcare and data analytics relationship company serving the global healthcare industry.

XWELL, Inc. Reports Third Quarter 2024 Results

Forward-Looking Statements

This press release may contain "forward-looking" statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These include statements preceded by, followed by or that otherwise include the words "believes," "expects," "anticipates," "estimates," "projects," "intends," "should," "seeks," "future," "continue," or the negative of such terms, or other comparable terminology. Forward-looking statements relating to expectations about future results or events, including the Company’s current plans and expectations relating to the business and operations and future store openings, including but not limited to, future openings of Naples Wax Center and XpresSpa stores, are based upon information available to XWELL as of the date of this press release, and are not guarantees of the future performance of the Company, and actual results may vary materially from the results and expectations discussed. Additional information concerning these and other risks is contained in the Company’s Annual Report on Form 10-K, as amended, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, and other Securities and Exchange Commission filings. All subsequent written and oral forward-looking statements concerning XWELL, or other matters and attributable to XWELL or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements above. XWELL does not undertake any obligation to publicly update any of these forward-looking statements to reflect events or circumstances that may arise after the date hereof.

Media

Maria Kucinski

MWW

mkucinski@mww.com